Exhibit 3.243

FILED # 15038-02

DEAN HELLER
Secretary of State

292 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

[redacted]

Office Use Only:

DEC 0 4 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

1. **Name of Limited-Liability Company:**	Players Riverboat Management, LLC
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street — Carson City — NEVADA — 89706 Physical Street Address — City — Zip Code Additional Mailing Address — City — State — Zip Code
3. **Dissolution Date:** (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): ______
4. **Management:** (check one)	Company shall be managed by ______ Manager(s) OR X Members
Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Players Holding, Inc. Name One Harrah's Court — Las Vegas — Nevada — 89119-4312 Street Address — City — State — Zip Code Name Street Address — City — State — Zip Code Name Street Address — City — State — Zip Code
5. **Other Matters:** (see instructions)	Number of additional pages attached: 0
6. **Names, Addresses and Signatures of Organizer(s):** (attach additional pages if there are more than 2 organizers)	Dennis Gallagher — [signature] Name — Signature One Harrah's Court — Las Vegas — Nevada — 89119-4312 Address — City — State — Zip Code Name — Signature Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I, CSC Services of Nevada, Inc. hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc. By: [signature] — 12.4.02 Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form LLCARTS1999.01
Revised on: 03/29/01

12/05/2002 07:35A RKT1225 FY03-000-39256

CONSENT TO USE SIMILAR NAME

I, Stephen H. Brammell, Secretary of Players Riverboat Management, Inc., hereby consent to the use of the name Players Riverboat Management, LLC.

PLAYERS RIVERBOAT MANAGMENT, INC.

By: [signature]
Stephen H. Brammell, Secretary

STATE OF NEVADA)
) SS.
COUNTY OF CLARK)

Sworn to and subscribed before me
This 3rd day of December, 2002

Shirley W. Ramsey
Notary Public

My Commission Expires:

10/19/03

Notary Public - State of Nevada
County of Clark
SHIRLEY W. RAMSEY
My Appointment Expires
October 19, 2003
No. 99-53984-1

FILED # C15038-02

DEC 04 2002

IN THE OFFICE OF
[signature]
DEAN HELLER, SECRETARY OF STATE

FY03-44886
$325

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Merger
(PURSUANT TO NRS CHAPTER 92A)

Office Use Only:

FILED # LLC15038-02

DEC 3 1 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

Articles of Merger
(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
- Remit in Duplicate -

Important: Read instructions before completing form

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

Players Riverboat Management, Inc.
Name of *merging* entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Players Riverboat Management, LLC
Name of *surviving* entity

Nevada
Jurisdiction

Limited Liability Compa
Entity type *

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: ______________________

c/o: ______________________

____

____

3) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Nevada Secretary of State Form Articles of Merger 2002.1
Revised 2-6-02

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Merger
(PURSUANT TO NRS CHAPTER 92A)
Page 2

4) Owner's approval (NRS 92A.200)(options a, b, or c may be used for each entity):

(a) Owner's approval was not required from:

Players Riverboat Management, Inc.
Name of *merging* entity, if applicable

and, or:

Players Riverboat Management, LLC
Name of *surviving* entity, if applicable

(b) The plan was approved by the required consent of the owners of *:

____
Name of *merging* entity, if applicable

and, or:

____
Name of *surviving* entity, if applicable

* [illegible] certificate of trust or governing instrument of a business trust, a merger must be approved by [illegible] of each business trust that is a constituent entity in the merger.

[illegible]

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Merger
(PURSUANT TO NRS CHAPTER 92A)
[illegible]

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

Nevada Secretary of State Form Articles of Merger 2002.1
Revised 9-6-02

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Merger
(PURSUANT TO NRS CHAPTER 92A)
Page 4

5) **Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

____

____

____

____

____

6) **Location of Plan of Merger (check a or b):**

__x__ (a) The entire plan of merger is attached;

or,

_____ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) **Effective date (optional)**:** December 31, 2002

* Purs[illegible] [illegible] 180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the art[illegible] merger may not contain amendments to the constituent documents of the surviving entity except that the na[illegible] surviving entity may be changed. Amended and restated articles may be attached as an exhibit or integr[illegible] articles of merger. A resolution specifying the new changes or a form prescribed by the Secret[illegible] must accompany the amended and restated articles.

** [illegible] upon filing the articles of merger or upon a later date as specified in the articles, which [illegible] days after the articles are filed (NRS 92A.240).

Nevada Secretary of State Form Articles of Merger 2002
Revised 7-9-02

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Merger
(PURSUANT TO NRS CHAPTER 92A)

8) **Signatures – Must be signed by:**

An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*:

Players Riverboat Management, Inc.
Name of *merging* entity

Signature	President	12 / 18 / 2002
	Title	Date

Players Riverboat Management, LLC
Name of *surviving* entity
By: Players Holding, Inc.

Signature	Member	12 / / 2002
Charles L. Atwood Senior Vice President and Treasurer of Players Holding, Inc.	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State Form Articles of Merger 2002.1
Revised 9-6-02

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Merger
(PURSUANT TO NRS CHAPTER 92A)
Page 5

8) Signatures – Must be signed by:

An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*:

Players Riverboat Management, Inc.
Name of *merging* entity

Signature	President Title	12 / / 2002 Date

Players Riverboat Management, LLC
Name of *surviving* entity
By: Players Holding, Inc.

Signature	Member Title	12 / 18 / 2002 Date

Charles L. Atwood
Senior Vice President
and Treasurer of
Players Holding, Inc.

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

PLAN OF MERGER

Plan of Merger adopted for Players Riverboat Management, Inc., a business corporation organized under the laws of the State of Nevada on February 3, 1995 and adopted for Players Riverboat Management, LLC, a limited liability company organized under the laws of the State of Nevada on December 4, 2002.

1. The address of Players Riverboat Management, Inc. is One Harrah’s Court, Las Vegas, Nevada 89119, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

2. The address of Players Riverboat Management, LLC is One Harrah’s Court, Las Vegas, Nevada 89119, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

3. Players Riverboat Management, Inc. and Players Riverboat Management, LLC, shall, pursuant to the provisions of the laws of the State of Nevada, be merged with and into a single entity, to wit, Players Riverboat Management, LLC, which will survive the merger when the merger becomes effective and which is sometimes hereinafter referred to as the “surviving entity”, and which shall continue to exist as said surviving entity under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Players Riverboat Management, Inc., which is sometimes referred to as the “merging entity”, shall cease upon the effective date of the merger pursuant to the provisions of the Nevada Revised Statutes.

4. The Articles of Organization of the surviving entity when the merger becomes effective shall be the Articles of Organization of said surviving entity and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

5. The Member of the surviving entity when the merger becomes effective shall be the Member of the surviving entity.

6. At the effective time of the merger and without any action on the part of the merging entity or the surviving entity, each share of capital stock of the merging entity shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefore.

7. The officers of the merging entity and the Member of the surviving entity [ILLEGIBLE] authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided.

The effective time of the Plan of Merger, and the time when the merger therein agreed upon shall become effective, shall be December 31, 2002.